                                    EXHIBIT 22
                                    ----------

                          SUBSIDIARIES OF THE REGISTRANT

                                                                    Percentage
                                                                    of Capital
        Name of                            State of                 Stock Owned
        Subsidiary                         Incorporation            by Registrant
        ----------                         -------------            -------------
National Industrial Security                 New York                   100%
  Corporation of New York

Centrix Entertainment and
  Communications, Inc.                       Missouri                   100%
